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                                                                    EXHIBIT 5.02

                                 March 13, 2002

eTELCHARGE.com, Inc.
1636 N. Hampton Road, Suite 270
DeSoto, Texas 75115

Ladies and Gentlemen:

     We are counsel for eTELCHARGE.com, Inc., a Nevada corporation (the "Company") in connection with the registration of 2,705,000 shares of its common stock ("Common Stock") held by its selling stockholders, under the Securities Act of 1933, as amended, through a Registration Statement on Form SB-2 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection, with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation, and amendment thereto, of the Company as filed with the Secretary of State of the State of Nevada.

     (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4)  The other exhibits to the Registration Statement.

     We have also examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be fully and validly authorized, legally issued fully paid and nonassessable.

     We hereby consent to the use of this opinion, as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                       Very truly yours,

                                       /s/ Gary A. Agron
                                       -----------------
                                       Gary A. Agron